UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2015

Builders FirstSource, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 23, 2015, Builders FirstSource, Inc. (the “Company”) reported its preliminary results for the second quarter ended June 30, 2015, which are provided below. Such financial information includes the non-GAAP financial measures and other items discussed in Appendix A hereto. Appendix A hereto (incorporated herein by reference) also contains certain statements of the Company’s management regarding the use and purposes of the non-GAAP financial measures utilized. A reconciliation of the non-GAAP financial measures discussed below to the comparable GAAP financial measures is provided below.

The selected financial data presented below are preliminary, based upon estimates by the Company. Such preliminary financial data is subject to finalization of the Company’s quarterly financial statements and accounting procedures and should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. The Company’s actual results may be materially different from the estimates set forth below and are not necessarily indicative of the Company’s results for the full fiscal quarter or any future period. The preliminary financial data included in this Current Report has been prepared by, and is the responsibility of, the management of the Company. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Second Quarter 2015 Results Compared to Second Quarter 2014 Results

(See accompanying financial schedules for full financial details and reconciliations of Non-GAAP financial measures to their GAAP equivalents.)

•	Sales were $461.5 million, an increase of $35.0 million or 8.2 percent, which includes a 2.4 percent negative impact of commodity price deflation. The Company estimates sales volume increased approximately 10.6 percent for the second quarter of 2015 compared to the second quarter of 2014, of which 4.3 percent related to recent acquisitions and 6.3 percent related to volume growth at legacy locations.

•	Gross margin percentage was 24.0 percent, up from 22.0 percent last year. The Company’s gross margin percentage increased largely due to improved customer pricing and a higher mix of value-added sales.

•	Selling, general and administrative (“SG&A”) expenses increased $18.1 million to $94.5 million. As a percentage of sales, SG&A expense increased to 20.5 percent compared to 17.9 percent in the second quarter of 2014. Of the $18.1 million increase, $6.4 million was acquisition costs primarily related to the recently announced ProBuild transaction, $1.5 million related to an increase in depreciation and amortization and $0.7 million related to an increase in stock compensation expense. Excluding these increases, our SG&A expense was 18.6 percent of sales in the second quarter versus 17.9 percent of sales in the same quarter a year ago. This remaining increase was further affected by the negative impact of commodity price deflation on our sales.

•	Interest expense was $12.6 million, an increase of $6.1 million. The increase was primarily related to a $5.9 million increase in the non-cash, fair value adjustment related to stock warrants issued in conjunction with our 2011 term loan. During the second quarter of 2015, all of the remaining stock warrants were exercised and there were none outstanding as of June 30, 2015. See supplemental schedule below.

•	The Company recorded a $0.2 million income tax benefit compared to $0.2 million of income tax expense in the second quarter of 2014. The Company recorded a reduction of the after-tax, non-cash valuation allowance on its net deferred tax assets of $1.3 million and $4.1 million in the second quarters of 2015 and 2014, respectively. Absent the valuation allowance, the effective tax rate would have been 33.2 percent and 39.5 percent in the second quarters of 2015 and 2014, respectively. As of June 30, 2015, the Company’s gross federal income tax net operating loss available for carry-forward was approximately $257 million.

•	Income from continuing operations was $3.6 million, or $0.03 per diluted share, compared to $10.6 million, or $0.09 per diluted share, for the year-ago period. Adjusted income from continuing operations was $14.3 million, or $0.14 per diluted share, compared to $9.4 million, or $0.09 per diluted share, in the second quarter of 2014. See reconciliation below.

•	Adjusted EBITDA was $27.6 million, or 6.0 percent of sales, compared to $20.4 million, or 4.8 percent of sales. See reconciliation below.

Liquidity and Capital Resources

•	Total liquidity at June 30, 2015 was $143.8 million, including $40.2 million of cash and $103.6 million in borrowing availability under the Company’s revolver. The Company had $55.0 million in outstanding borrowings and $16.4 million in outstanding letters of credit under the revolver as of June 30, 2015.

•	Operating cash flow was $7.7 million for the second quarter of 2015, compared to negative $13.1 million in the second quarter of 2014, the difference largely due to higher working capital build in the second quarter of 2014.

•	Capital expenditures were $5.2 million for the second quarter of 2015, compared to $6.8 million for the second quarter of 2014.

•	On April 13, 2015, the Company announced that it had entered into a definitive purchase agreement to acquire ProBuild Holdings, LLC. For more information related to this transaction and how it may affect our future liquidity, please refer to our Form 8-K filed with the Securities and Exchange Commission on April 13, 2015.

Financial Schedules

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six Months ended June 30,
	2015	2014	2015	2014
	(in thousands, except per share amounts)
Sales	$461,521	$426,543	$832,507	$772,452
Cost of sales	350,907	332,744	638,160	603,738

Gross margin	110,614	93,799	194,347	168,714

Selling, general and administrative expenses (includes stock-based compensation expense of $1,602 and $926 for the three months ended in 2015 and 2014, respectively, and $3,369 and $1,908 for the six months ended in 2015 and 2014, respectively.)	94,543	76,417	177,381	145,735
Facility closure costs	131	28	385	191

Income from operations	15,940	17,354	16,581	22,788
Interest expense, net	12,573	6,504	20,180	15,332

Income (loss) from continuing operations before income taxes	3,367	10,850	(3,599)	7,456
Income tax expense (benefit)	(199)	230	(3)	148

Income (loss) from continuing operations	3,566	10,620	(3,596)	7,308
Income (loss) from discontinued operations (net of income tax expense of $0 in 2015 and 2014, respectively)	10	(11)	102	(83)

Net Income (loss)	$3,576	$10,609	$(3,494)	$7,225

Basic net income (loss) per share:
Income (loss) from continuing operations	$0.04	$0.11	$(0.04)	$0.07
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.00)

Net Income (loss)	$0.04	$0.11	$(0.04)	$0.07

Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.03	$0.09	$(0.04)	$0.07
Income (loss) from discontinued operations	0.00	(0.00)	0.00	(0.00)

Net Income (loss)	$0.03	$0.09	$(0.04)	$0.07

Weighted average common shares:
Basic	99,163	98,032	98,677	97,963
Diluted	102,978	100,759	98,677	100,766

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Sales by Product Category

(unaudited)

	Three months ended June 30,
	2015		2014
	(in thousands)
Prefabricated components	$102,639	22.3%	$91,022	21.3%
Windows & doors	100,550	21.8%	90,843	21.3%
Lumber & lumber sheet goods	140,302	30.4%	143,925	33.8%
Millwork	48,661	10.5%	40,075	9.4%
Other building products & services	69,369	15.0%	60,678	14.2%

Total sales	$461,521	100.0%	$426,543	100.0%

	Six months ended June 30,
	2015		2014
	(in thousands)
Prefabricated components	$181,481	21.8%	$161,512	20.9%
Windows & doors	185,505	22.3%	167,118	21.6%
Lumber & lumber sheet goods	254,608	30.6%	259,440	33.6%
Millwork	88,188	10.6%	73,543	9.5%
Other building products & services	122,725	14.7%	110,839	14.4%

Total sales	$832,507	100.0%	$772,452	100.0%

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	June 30, 2015	December 31, 2014
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$40,151	$17,773
Accounts receivable, less allowance of $3,148 and $3,153 at June 30, 2015 and December 31, 2014, respectively	184,675	148,352
Inventories	146,227	138,156
Other current assets	26,752	27,259

Total current assets	397,805	331,540
Property, plant and equipment, net	86,830	75,679
Goodwill	141,090	139,774
Other assets, net	36,647	36,072

Total assets	$662,372	$583,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$110,538	$75,868
Accrued liabilities	80,460	66,225
Current maturities of long-term debt	55,078	30,074

Total current liabilities	246,076	172,167
Long-term debt, net of current maturities	353,790	353,830
Other long-term liabilities	14,363	16,868

Total liabilities	614,229	542,865
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized; zero shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.01 par value, 200,000 shares authorized; 99,326 and 98,226 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	993	982
Additional paid-in capital	391,517	380,091
Accumulated deficit	(344,367)	(340,873)

Total stockholders’ equity	48,143	40,200

Total liabilities and stockholders’ equity	$662,372	$583,065

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months ended June 30,
	2015	2014
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(3,494)	$7,225
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,782	4,022
Amortization of deferred loan costs	1,232	1,200
Fair value adjustment of stock warrants	4,563	19
Deferred income taxes	28	80
Bad debt expense	161	(336)
Stock compensation expense	3,369	1,908
Net gain on sale of assets	(114)	(15)
Changes in assets and liabilities:
Receivables	(36,129)	(21,823)
Inventories	(6,976)	(15,438)
Other current assets	1,876	1,728
Other assets and liabilities	1,046	(114)
Accounts payable	34,670	19,663
Accrued liabilities	10,543	2,573

Net cash provided by operating activities	17,557	692

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,331)	(12,121)
Proceeds from sale of property, plant and equipment	180	16
Cash used for acquisitions, net	(5,797)	(8,726)

Net cash used in investing activities	(19,948)	(20,831)

Cash flows from financing activities:
Borrowings under revolving credit facility	25,000	—
Payments of long-term debt and other loans	(36)	(33)
Deferred loan costs	—	(34)
Payments of transaction costs	(326)	—
Exercise of stock options	1,117	1,355
Repurchase of common stock	(986)	(1,306)

Net cash provided by (used in) financing activities	24,769	(18)

Net change in cash and cash equivalents	22,378	(20,157)
Cash and cash equivalents at beginning of period	17,773	54,696

Cash and cash equivalents at end of period	$40,151	$34,539

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Supplemental Interest Expense Information

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	(in thousands)
Detail of Interest Expense:
2021 notes	$6,672	$6,672	13,344	13,344
Credit facility	411	203	747	404
Change in fair value of stock warrants (1)	4,730	(1,178)	4,563	19
Amortization of deferred loan costs (1)	616	615	1,232	1,200
Other	144	192	294	365
Interest expense, net	$12,573	$6,504	$20,180	$15,332

(1)	Non-cash items

BUILDERS FIRSTSOURCE, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to their GAAP Equivalents

(unaudited)

	Three months ended June 30,
	2015	2014
	(in thousands)
Reconciliation to Adjusted EBITDA:
Net income	$3,576	$10,609
Reconciling items:
Depreciation and amortization expense	3,630	2,040
Interest expense, net	12,573	6,504
Income tax expense (benefit)	(199)	230
Facility closure costs	131	28
Stock compensation expense	1,602	926
Acquisition related expenses	6,365	—
Other	(57)	21

Adjusted EBITDA	$27,621	$20,358

	Three months ended June 30,
	2015		2014
	Pre-Tax	Net of Tax	Pre-Tax	Net of Tax

Reconciliation to Adjusted income from continuing operations:
Income from continuing operations		$3,566		$10,620
Reconciling items:
Acquisition related expenses	6,365	5,989	—	—
Warrant fair value adjustment	—	4,730	—	(1,178)

Adjusted income from continuing operations		$14,285		$9,442

Weighted average diluted shares outstanding		102,978		100,759

Adjusted income from continuing operations per diluted share		$0.14		$0.09

Cautionary Notice

Statements in this current report on Form 8-K and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this current report on Form 8-K was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereto duly authorized.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President, General Counsel and Secretary

Date: July 23, 2015

APPENDIX A

Use of Non-GAAP Financial Measures

We occasionally utilize financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for modeling our future earnings expectations. Our management uses these non-GAAP measures for the same purpose. We believe that our investors should have access to the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Our calculation of Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. We have provided a definition below for these non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors. In addition, we have provided a reconciliation within the Earnings Release to reconcile these non-GAAP financial measures utilized therein to its equivalent GAAP financial measure.

Adjusted EBITDA

We define Adjusted EBITDA as GAAP net income (loss) before depreciation and amortization, interest expense, income taxes, and other non-cash or special items including asset impairments, facility closure costs, acquisition costs, and stock compensation expense. Our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our business and believes that Adjusted EBITDA provides a meaningful measure of our performance because it eliminates the effects of period to period changes in taxes, costs associated with capital investments, interest expense, stock compensation expense, and other non-cash and non-recurring items. Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. Accordingly, it should not be considered in isolation or as a substitute for net income (loss) or other financial measures prepared in accordance with GAAP. When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, (ii) whether Adjusted EBITDA has remained at positive levels historically, and (iii) how Adjusted EBITDA compares to our debt outstanding. We provide a reconciliation of Adjusted EBITDA to GAAP net income (loss). Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, Adjusted EBITDA presented by us may not be comparable to similarly titled measures of other companies. Adjusted EBITDA does not give effect to the cash we must use to service our debt or pay income taxes and thus does not reflect the funds generated from or used in operations or actually available for capital investments.

Adjusted loss from continuing operations

We define adjusted loss from continuing operations as GAAP loss from continuing operations before non-cash or special items including acquisition costs, and warrant fair value adjustments. Our management uses adjusted loss from continuing operations as a supplemental measure in the evaluation of our business and believes that adjusted loss from continuing operations provides a meaningful measure of our performance because it eliminates the effects of period to period non-cash and non-recurring items. Adjusted loss from continuing operations is not a financial measure calculated in accordance with GAAP. Accordingly, it should not be considered in isolation or as a substitute for income (loss) from continuing operations or other financial measures prepared in accordance with GAAP. When evaluating adjusted loss from continuing operations, investors should consider, among other factors, (i) increasing or decreasing trends in adjusted loss from continuing operations, and (ii) whether adjusted loss from continuing operations has remained at positive levels historically. We provide a reconciliation of adjusted loss from continuing operations to GAAP loss from continuing operations. Because adjusted loss from continuing operations excludes some, but not all, items that affect loss from continuing operations and may vary among companies, adjusted loss from continuing operations presented by us may not be comparable to similarly titled measures of other companies.